Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Employee Stock Purchase Plan and the 2019 Equity Incentive Plan of Cyclerion Therapeutics, Inc. of our report dated February 24, 2022, with respect to the consolidated financial statements of Cyclerion Therapeutics, Inc.  included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 10, 2022